Press Release

COWEN ANNOUNCES THAT PETER A. COHEN HAS CHOSEN
NOT TO STAND FOR RE-ELECTION TO COWEN’S BOARD OF DIRECTORS

Cohen Will Focus on His Own Principal Investment Opportunities

Cohen Will Remain an Advisor to the Company

Jerome S. Markowitz, Cowen’s Lead Independent Director, to Become Chairman

NEW YORK, NY — May 14, 2018 — Cowen Inc. (NASDAQ: COWN) (“Cowen” or the “Company”) today announced that Chairman Peter A. Cohen has notified the board of directors that he will not stand for re-election at the annual meeting of shareholders scheduled for June 26, 2018.

Mr. Cohen has served as chairman of the board since November 2009, following the business combination of Cowen and Ramius Capital, the firm he founded in 1994. Under Cohen, Ramius became a multi-billion dollar alternative asset manager. Cohen also served as the Company’s CEO from November 2009 to December 2017. Throughout this period, he navigated Cowen through substantial change and growth, and reshaped the Company into a more diversified financial services organization with a strong capital position and having tremendous growth opportunities.

Mr. Cohen’s term will expire upon the conclusion of the annual meeting. He will remain an advisor to Cowen, focus on his own portfolio and engage in a number of activities leveraging his 50-year career on Wall Street.

Jerome S. Markowitz, the Company’s lead independent director, will assume the role of chairman following the shareholders’ meeting. Cowen’s board of directors intends on nominating two additional board members, Brett Barth, Co-founder and Managing Partner of BBR Partners, and Lawrence E. Leibowitz, President of Crux Informatics, at the upcoming shareholders’ meeting.

Mr. Cohen said, “I have had the privilege of working with amazing people during my 50-year career building businesses on Wall Street. With our CEO transition complete and Cowen’s bright future ahead, I decided to step down from the board so that I can devote my time to investments and opportunities that I will pursue personally. Throughout my career, I have always been a principal investor. Now I want to focus on investing for my family, friends and myself. I am leaving this special company with great satisfaction knowing that it is in its best position since the Cowen/Ramius business combination in 2009 and that

Cowen is in a position to further distinguish itself. I am proud of what we have accomplished as a team and am confident that my long-time business partner, Jeffrey Solomon, and our remarkable colleagues will continue to deliver across the spectrum of client needs like never before.”

Jeffrey M. Solomon, Cowen CEO, said, “Peter has been an incredible leader, mentor and friend to me and all of us at Cowen. Having spent his entire professional life on Wall Street, Peter has had a significant influence on the industry. I am fortunate to have been alongside him for the last 28 years. His vision, steadfastness and stewardship guided Cowen to become the great company it is today. It is an honor to carry on the entrepreneurial spirit and positive culture instilled at Cowen by Peter. His many contributions, not only at Cowen but across the business community, will continue to make a positive impact for years to come. I look forward to continuing to work with Peter on various opportunities, including many of the private investments on Cowen’s balance sheet. On behalf of the management team, I want to express our gratitude for his extradordinary service and commitment to all of us at Cowen.”

Cowen Inc. (“Cowen”) intends to file a definitive proxy statement (the “2018 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Cowen’s 2018 annual general meeting of stockholders (the “2018 Annual Meeting”). Cowen, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect to the 2018 Annual Meeting. Information regarding the names of Cowen’s current directors and executive officers and their respective interests in Cowen by security holdings or otherwise is set forth in Cowen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 6, 2018, as amended by Amendment No. 1, filed with the SEC on Form 10-K/A on March 23, 2018, and Amendment No. 2, filed with the SEC on Form 10-K/A on April 30, 2018, and Cowen’s definitive proxy statement for its 2017 annual general meeting of stockholders, filed with the SEC on May 1, 2017 (the “2017 Proxy Statement”). To the extent holdings of such participants in Cowen’s securities are not reported, or have changed since the amounts described, in the 2017 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Cowen’s Board of Directors for election at the 2018 Annual Meeting will be included in the 2018 Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF COWEN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE 2018 PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the 2018 Proxy Statement and other documents filed by Cowen free of charge from the SEC’s website at www.sec.gov. Cowen’s stockholders will also be able to obtain, without charge, a copy of the 2018 Proxy Statement and other relevant filed documents by directing a request by mail to Cowen Inc., Attn: Secretary, 599 Lexington Avenue, New York, NY 10022, or from the investor relations page of Cowen’s website at investor.cowen.com.

About Cowen Inc.
Cowen Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, sales and trading, prime brokerage, global clearing and commission management through its two business segments: Cowen Investment Management and its affiliates make up the Company’s alternative investment segment, while Cowen and Company, a member of FINRA and SIPC, and its affiliates make up the Company’s investment bank segment. Cowen Investment Management provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital. Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services. Founded in 1918, the firm is headquartered in New York and has offices worldwide. For additional information, visit www.cowen.com.

Media Contacts:
Cowen
Lynda Caravello
646-562-1676
lynda.caravello@cowen.com

Gagnier Communications
Dan Gagnier
646-569-5897
dg@gagnierfc.com

Investor Contacts:
Cowen
Stephen Lasota
212-845-7919

Liolios Group, Inc.
Matt Glover, Cody Slach, Najim Mostamand, CFA
949-574-3860
COWN@liolios.com

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